SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices)
(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification of Rights of Security Holders.

On September 17, 2008 the stockholders of e.Digital Corporation, a Delaware corporation (the “Company”) approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock, $.001 par value, that the Company is authorized to issue from 300,000,000 to 350,000,000. The amendment was filed with the State of Delaware effective on September 18, 2008. The previous amendment filed with the State of Delaware on August 11, 2005 had increased the number of shares of common stock, $.001 par value, that the Company was authorized to issue from 200,000,000 to 300,000,000.

In connection with the amendment described in the previous paragraph, the Board of Directors has reserved an aggregate of 8,253,074 shares of common stock solely for the purpose of issue upon the conversion of currently outstanding shares of Series AA Preferred Stock as provided in its Certificate of Designation. As a result thereof, the optional redemption feature described in Section 6 of such Certificate of Designation (providing that the holders of the Series AA Preferred Stock with an option to require cash redemption effective June 30, 2009 should sufficient shares of Common Stock not be authorized and reserved for conversion of all shares of Series AA Preferred Stock by such date) is no longer effective. The Board of Directors has also reserved an aggregate of 7,500,000 shares of common stock solely for the purpose of issue upon the exercise of Series AA Warrants. As a result thereof, the optional redemption feature described in Section 14 of the Series AA Warrant is also no longer effective.

Item 8.01. Other Events.

On September 17, 2008, the Company held its Annual Meeting of Stockholders (“Annual Meeting”). The Company’s stockholders were asked to consider and vote upon the following three proposals:

1.
To elect directors of the Company to serve as directors until the annual meeting of stockholders to be held in 2009, and until such directors’ successor has been duly elected and qualified or until such directors have otherwise ceased to serve as directors.

2.
To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock, $.001 par value, that the Company is authorized to issue from 300,000,000 to 350,000,000.

3.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein, LLP as independent accountants for the Company for the fiscal year ending March 31, 2009.

Each of the three proposals was approved by the requisite number of votes at the Annual Meeting. As a result of the approval of the amendment to the Company’s Certificate of Incorporation and subsequent filing with the State of Delaware and corresponding action by the Board of Directors as described in Item 3.03 above, the holders of the Company’s Series AA Preferred Stock and related Series AA warrants no longer have the optional redemption rights as more fully described in the Company’s proxy statement for the Annual Meeting and in the Company’s Current Report on Form 8-K dated July 1, 2008.

Management demonstrated the Company’s 7 and 8 inch eVU™ portable entertainment system and summarized its eVU business as described in recent press releases and in the annual report previously distributed to shareholders. Management and its intellectual property (IP) consultant discussed one example of the application of one public claim from patent #5,491,774, one of five patents that comprise the Company's Flash-R™ patent portfolio, and reaffirmed its confidence in the Company’s ability to monetize its Flash-R IP portfolio as more fully described in the annual report and in recent press releases.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1.3*	Certificate of Amendment of Certificate of Incorporation of e.Digital Corporation filed with the State of Delaware on September 18, 2008.
3.1.4*	Certificate of Amendment of Certificate of Incorporation of e.Digital Corporation filed with the State of Delaware on August 11, 2005.
99.1	Form of Series AA Warrant issued June 27, 2008 filed as Exhibit 99.3 to Current Report on Form 8-K dated July 1, 2008
99.2
Certificate of Designation of Preferences, Rights and Limitations of Series AA Preferred Stock as filed with the State of Delaware on June 26, 2008 and filed as Exhibit 99.4 to Current Report on Form 8-K dated July 1, 2008

* Exhibit filed concurrently herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008
e.DIGITAL CORPORATION

By: /s/ ROBERT PUTNAM
——————————————
Robert Putnam, Senior Vice President, Interim Financial Officer and Secretary
(Principal Financial and Accounting Officer and duly authorized to sign on behalf of the Registrant)